UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Corvex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 North Fairfax Drive, Suite 3230,
Arlington, Virginia	22226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) GET-GPUS ((866) 438-4787)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MOVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026, Corvex, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement occurred on September 2, 2026.

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase (i) an aggregate of 3,904,970 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $7.75, and (ii) an aggregate of 353.098 shares of the Company’s Series D Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) at a purchase price per share of $7,750.00.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing.

Also on August 31, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Shares and the common stock issuable upon the conversion of the Series D Preferred Stock. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than October 2, 2026, and to use its commercially reasonable efforts to have the registration statement declared effective within 30 days thereafter, subject to certain exceptions.

The Company has also agreed to, among other things, indemnify the Purchasers, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Oppenheimer & Co. Inc. as joint lead placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2026, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Securities Purchase Agreement, dated August 31, 2026, by and between Corvex, Inc. and each purchaser listed on the signature pages therein.
10.2	Registration Rights Agreement dated August 31, 2026, by and between Corvex, Inc. and each purchaser listed on the signature pages therein.
99.1	Press Release, dated August 31, 2026.
104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvex, Inc. (Registrant)

Date: September 2, 2026	By:	/s/ Chance Moreland
		Name:	Chance Moreland
		Title:	Chief Financial Officer

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